Exhibit 99.1

Contact:	Joe Schierhorn, Chief Operating Officer, President, and CEO of Northrim Bank
(907) 261-3308
Latosha Frye, Chief Financial Officer
(907) 261-8763

NEWS RELEASE

Northrim BanCorp Reports 2015 Profit of $17.8 Million, or $2.56 per Diluted Share

ANCHORAGE, Alaska - January 29, 2016 - Northrim BanCorp, Inc. (NASDAQ:NRIM) (“Northrim” or the "Company") today reported that continued demand for home mortgages and stability in portfolio loans and deposits contributed to profits in 2015. Net income in the fourth quarter of 2015 was $4.1 million, or $0.59 per diluted share, compared to $5.3 million, or $0.77 per diluted share, in the third quarter of 2015, and $6.7 million, or $0.97 per diluted share, in the fourth quarter of 2014. For the full year in 2015, net income increased 2% to $17.8 million, or $2.56 per diluted share, compared to $17.4 million, or $2.54 per diluted share in 2014.

“Our fourth quarter results reflect the normal seasonality of the Alaska business economy, as well as several events that affected our results in all reporting periods in 2015,” said Joseph Beedle, President and CEO. “Overall, the stable operating results in the fourth quarter of 2015 and the significant growth in revenues and profitability year-over year reflect our success in the acquisitions we made in 2014 and the strength of the franchise that we have built in Alaska over the past 25 years.”

Excluding gains from acquisitions, securities and other asset sales, and merger related expenses, operating net income* totaled $4.6 million in the fourth quarter of 2015, or $0.67 per operating diluted share*, compared to $5.4 million, or $0.78 per operating diluted share* in the preceding quarter and $3.3 million or $0.47 per operating diluted share* in the fourth quarter of 2014. In 2015, operating net income* increased 39% to $19.3 million, or $2.78 per operating diluted share*, compared to $13.8 million, or $2.02 per operating diluted share* in 2014.

* References to operating net income and operating diluted earnings per share (which exclude certain non-operating income and expense items), tax equivalent net interest margin, the efficiency ratio (exclusive of intangible asset amortization), the operating efficiency ratio (exclusive of intangible asset amortization and certain non-operating income and expense items), and tangible book value per share, tangible common equity and tangible assets (all of which exclude intangible assets) represent non-GAAP financial measures. Management has presented these non-GAAP measurements in this earnings release because it believes these measures are useful to investors. See page 21 of this release for reconciliations of these measures to GAAP financial measures.

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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Operating Net Income

	Three Months Ended
(Dollars in thousands, except per share data)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net income attributable to Northrim BanCorp	$4,106	$5,335	$4,781	$3,561	$6,674
Gain on sale of securities	(137)	(4)	(16)	(114)	—
Gain on purchase of RML	—	—	—	—	(3,001)
Gain on sale of other real estate owned	(179)	—	(135)	—	(173)
Gain on loans acquired	(2)	(683)	(179)	(48)	(691)
Change in fair value, RML earn-out liability	1,225	780	587	1,502	—
Merger and acquisition expense	—	—	—	—	226
Total adjustment to net income	907	93	257	1,340	(3,639)
Provision for income taxes	373	38	106	551	(262)
Operating net income*	$4,640	$5,390	$4,932	$4,350	$3,297
Average diluted shares	6,971,828	6,952,209	6,941,671	6,930,873	6,943,553
Operating diluted earnings per share*	$0.67	$0.78	$0.71	$0.63	$0.47

	Year-to-date
(Dollars in thousands, except per share data)	December 31, 2015	December 31, 2014	One Year % Change
Net income attributable to Northrim BanCorp	$17,783	$17,408	2%
Gain on sale of securities	(271)	(461)
Gain on sale of fixed assets	—	(1,115)
Gain on purchase of RML	—	(3,001)
Gain on sale of other real estate owned	(314)	(643)
Gain on loans acquired	(913)	(695)
Change in fair value, RML earn-out liability	4,094	—
Merger and acquisition expense	—	1,962
Total adjustment to net income	2,596	(3,953)
Provision for income taxes	1,067	(391)
Operating net income*	$19,312	$13,846	39%
Average diluted shares	6,948,474	6,852,267	1%
Operating diluted earnings per share*	$2.78	$2.02	38%

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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Financial Highlights	Three Months Ended
(Dollars in thousands, except per share data)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Total assets	$1,499,492	$1,539,253	$1,500,331	$1,447,984	$1,449,349
Total portfolio loans	$980,787	$973,680	$974,849	$960,564	$924,504
Total deposits	$1,240,792	$1,264,919	$1,238,717	$1,191,013	$1,179,747
Total shareholders' equity	$177,214	$175,336	$171,082	$167,384	$164,441
Net income attributable to Northrim BanCorp	$4,106	$5,335	$4,781	$3,561	$6,674
Operating net income*	$4,640	$5,390	$4,932	$4,350	$3,297
Diluted earnings per share	$0.59	$0.77	$0.69	$0.51	$0.97
Operating diluted earnings per share*	$0.67	$0.78	$0.71	$0.63	$0.47
Return on average assets	1.05%	1.42%	1.33%	1.01%	1.84%
Return on average shareholders' equity	9.37%	12.37%	11.46%	8.65%	16.40%
Tax equivalent net interest margin*	4.10%	4.38%	4.44%	4.39%	4.31%
Efficiency ratio*	74.23%	66.93%	68.64%	76.09%	58.35%
Operating efficiency ratio*	70.36%	65.71%	67.40%	70.34%	69.07%
Tangible common equity/tangible assets*	10.40%	10.00%	9.97%	10.07%	9.85%
Tangible book value per share*	$22.31	$22.09	$21.47	$20.92	$20.48
Dividends per share	$0.19	$0.19	$0.18	$0.18	$0.18

Financial Highlights (at or for the periods ended December 31, 2015, compared to September 30, 2015, and December 31, 2014)

•
Total revenues for the year, which include net interest income, plus other operating income, increased 38% to $101.5 million in 2015 from $73.4 million in 2014, reflecting the significant contribution from home mortgage lending operations in 2015.

•
For the full year, net income increased 2% to $17.8 million, or $2.56 per diluted share, compared to $17.4 million, or $2.54 per diluted share in 2014. Operating net income* for the full year in 2015 increased 39% to $19.3 million, or $2.78 per operating diluted share* from $13.8 million, or $2.02 per operating diluted share* in 2014.

•
In the fourth quarter of 2015, net income was $4.1 million, or $0.59 per diluted share, with home mortgage lending contributing $975,000 or $0.14 per diluted share to profits, compared to net income of $5.3 million or $0.77 per diluted share in the third quarter of 2015. Mortgage operations contributed more to net income in the third quarter of 2015 at $1.6 million or $0.24 per diluted share due to the seasonality of the Alaska economy.

•
Operating net income* improved 41% year-over-year to $4.6 million, or $0.67 per operating diluted share* in the fourth quarter of 2015 compared to the fourth quarter a year ago, reflecting the contribution of a full quarter of home mortgage lending operations in 2015 as well as growth in core banking operations. Operating net income* in the fourth quarter of 2015 declined 14% from the preceding quarter reflecting the normal seasonality for both mortgage and commercial lending in Alaska.

•
Average portfolio loans increased 4% to $980 million for the fourth quarter of 2015 from the same period a year ago and were flat from the preceding quarter, reflecting seasonality in the winter months and steady demand in the market over the past year.

•
Tax equivalent net interest margin* decreased to 4.10% in the fourth quarter of 2015 compared to 4.38% in the third quarter of 2015 and 4.31% in the fourth quarter a year ago, reflecting higher levels of cash and investment balances held during the fourth quarter of 2015.

•
Northrim paid a quarterly cash dividend of $0.19 per share in December 2015, up from the $0.18 per share dividend paid in the fourth quarter a year ago. The dividend provides an annual yield of approximately 3.3% at current market share prices.

•
Tangible book value* increased to $22.31 per share at December 31, 2015, compared to $22.09 at September 30, 2015 and $20.48 per share a year ago. This increase in tangible book value, combined with a total dividend of

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
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$0.74 over the past year, resulted in an intrinsic return of 12.50% for the past twelve month period. Tangible common equity to tangible assets* was 10.40% at December 31, 2015, compared to 10.00% September 30, 2015, and 9.85% a year ago.

•	Northrim remains well-capitalized with Tier 1 Capital to Risk Adjusted Assets of 13.34% at December 31, 2015, compared to 13.00% at September 30, 2015, and 13.06% a year ago.

Alaska Economic Update

"Although there is continuing uncertainty about the future of Alaska's economy, it is currently showing resilience in the face of the on-going low-price energy marketplace,” said Beedle. “The Northrim management team continues to take a leadership role in working with the state government to find solutions to Alaska’s budget deficits and to educate the public regarding the need for immediate fiscal actions.”

The Alaska State Department of Labor and Workforce Development’s new employment forecast predicts a loss of 2,500 jobs statewide in 2016, or 0.7%. According to the report, in 2015 the state’s economy gained 1,700 jobs. The losses in 2016 are due mainly to the sharp drop in oil prices and cutbacks among oil producers and service companies along with state government, which is heavily dependent on oil revenues. Of the 2,500 predicted job losses, 1,000 would be linked directly to the oil industry but cutbacks in other job categories, such as business and professional services, would also be indirectly caused by the oil decline according to the forecast.

Capital expenditures on the North Slope by the oil and gas industry have been relatively stable, according to Tim Bradner’s December 22, 2015 post on Morris News Service which is part of the Alaska Journal of Commerce. “Forecasts given to the state Department of Revenue by the industry, a requirement of the state’s production tax law, estimate that $3.32 billion in capital spending will occur in fiscal year 2017, the state budget year beginning next July 1, and $3.24 billion in 2018. That’s down from $3.61 billion estimated for the current budget year, but considering that crude oil prices are nearly a third of what they were not too long ago, the numbers are a signal of confidence,” Bradner reported. “Identity of companies giving the forecasts to the state cannot be revealed but one company, ConocoPhillips, has released a 2016 Alaska capital budget of $1.3 billion, down 5 percent from 2015 spending but in line with the overall industry estimates given to the Revenue Department.”

As anticipated, Standard and Poor’s lowered Alaska’s credit rating on January 6, 2016 from AAA to AA+, citing the drop in state oil revenues and the state’s inability so far to restructure state finances to take advantage of potential new revenues. The move also affects ratings of certain municipalities in the state as well as independent state corporations.

Northrim Bank sponsors the Alaskanomics blog to provide news, analysis, and commentary on Alaska’s economy. Join the conversation at Alaskanomics.com or for more information on the Alaska economy, visit: www.northrim.com and click on the “About Northrim” link and then click "Alaska's Economy". Information from our website is not incorporated into, and does not form a part of this press release.

Review of Income Statement

Community Banking

Operating net income* for the community banking segment increased 26.0% in the fourth quarter of 2015 to $3.7 million from $2.9 million in the year ago quarter and decreased 2% from the third quarter of 2015. Net income for the community banking segment totaled $3.1 million in the fourth quarter of 2015 compared to $3.7 million in the preceding quarter and $6.3 million in the same quarter in 2014.

Net interest income and other operating income for the fourth quarter of 2015 were lower than the preceding quarter while net interest income improved year-over year. The earn-out payments for the acquisition of Residential Mortgage Holding Company, LLC ("RML") are an obligation of Northrim Bank and are therefore included in the community banking results. Based on significantly higher earnings from RML than estimated at the time of the acquisition in

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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December 2014, other operating expense in the fourth quarter of 2015 includes $1.2 million to increase the earn-out liability for the acquisition of RML.

	Three Months Ended
(Dollars in thousands, except per share data)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net income attributable to Northrim BanCorp	$3,131	$3,675	$3,411	$2,219	$6,275

Gain on sale of securities	(137)	(4)	(16)	(114)	—
Gain on purchase of RML	—	—	—	—	(3,001)
Gain on sale of other real estate owned	(179)	—	(135)	—	(173)
Gain on loans acquired	(2)	(683)	(179)	(48)	(691)
Change in fair value, RML earn-out liability	1,225	780	587	1,502	—
Merger and acquisition expense	—	—	—	—	226
Total adjustment to net income	907	93	257	1,340	(3,639)
Provision for income taxes	373	38	106	551	(262)
Operating net income*	$3,665	$3,730	$3,562	$3,008	$2,898

	Year-to-date
(Dollars in thousands, except per share data)	December 31, 2015	December 31, 2014	One Year % Change
Net income attributable to Northrim BanCorp	$12,435	$16,561	-25%
Gain on sale of securities	(271)	(461)
Gain on sale of fixed assets	—	(1,115)
Gain on purchase of RML	—	(3,001)
Gain on sale of other real estate owned	(314)	(643)
Gain on loans acquired	(913)	(695)
Change in fair value, RML earn-out liability	4,094	—
Merger and acquisition expense	—	1,962
Total adjustment to net income	2,596	(3,953)
Provision for income taxes	1,067	(391)
Operating net income*	$13,964	$12,999	7%

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
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	Three Months Ended
(Dollars in thousands, except per share data)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net interest income	$14,008	$14,425	$13,984	$13,516	$13,893
Provision for loan losses	376	676	376	326	500
Other operating income	3,794	4,269	3,704	3,229	6,856
Change in fair value, RML earn-out liability	1,225	780	587	1,502	—
Other operating expense	11,965	11,853	11,430	11,822	11,798
Income before provision for income taxes	4,236	5,385	5,295	3,095	8,451
Provision for income taxes	985	1,513	1,722	804	2,046
Net income	3,251	3,872	3,573	2,291	6,405
Less: net income attributable to the noncontrolling interest	120	197	162	72	130
Net income attributable to Northrim BanCorp	$3,131	$3,675	$3,411	$2,219	$6,275
Average diluted shares	6,971,828	6,952,209	6,941,671	6,930,873	6,943,553
Diluted earnings per share	$0.45	$0.53	$0.49	$0.32	$0.91
Operating net income*	$3,665	$3,730	$3,562	$3,008	$2,898
Operating diluted earnings per share*	$0.53	$0.54	$0.51	$0.43	$0.42

	Year-to-date
(Dollars in thousands, except per share data)	December 31, 2015	December 31, 2014	One Year % Change
Net interest income	$55,933	$52,262	7%
Provision for loan losses	1,754	(636)	376%
Other operating income	14,995	17,869	-16%
Change in fair value, RML earn-out liability	4,094	—	100%
Other operating expense	47,070	46,165	2%
Income before provision for income taxes	18,010	24,602	-27%
Provision for income taxes	5,024	7,582	-34%
Net income	12,986	17,020	-24%
Less: net income attributable to the noncontrolling interest	551	459	20%
Net income attributable to Northrim BanCorp	$12,435	$16,561	-25%
Average diluted shares	6,948,474	6,852,267	1%
Diluted earnings per share	$1.79	$2.42	-26%
Operating net income*	$13,964	$12,999	7%
Operating diluted earnings per share*	$2.01	$1.90	6%

Net Interest Income/Net Interest Margin

Net interest income decreased $417,000, to $14.0 million in the fourth quarter of 2015 as compared to $14.4 million in the previous quarter due to the collection of interest in conjunction with the payoff of a nonaccrual loan in the third quarter of 2015 and a decrease in average portfolio loans. Net interest income in the fourth quarter of 2015 increased $115,000 as compared to $13.9 million in the fourth quarter a year ago.

“Our fourth quarter 2015 net interest margin ("NIM"), was adversely impacted by higher cash and investment balances as a percentage of earning assets which was partially due to a large short-term deposit that inflated our cash reserves and generated an average yield of only 25 basis points for three weeks. This one deposit decreased NIM by 5 basis

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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points,” said Joe Schierhorn, Northrim Bank’s CEO, President, and Chief Operating Officer. In addition, late fall and early winter mark the peak of seasonal deposit balances which, as is normal, ran off at year-end. Consequently, the tax equivalent NIM fell to 4.10% from 4.38% in the preceding quarter and 4.31% in the fourth quarter a year ago. Northrim's tax equivalent net interest margin*, which is primarily comprised of activities in the community banking segment, remained well above the average for the SNL U.S. Bank Index of 3.67% for banks with assets between $1 billion and $5 billion for the third quarter of 2015. For the full year in 2015, NIM was 4.32% compared to 4.36% for the same period a year ago. “We anticipate a modest increase in the Fed Funds rate in 2016 and expect our NIM to stabilize in the 4.20% to 4.30% range. If interest rates rise sharply or the yield curve steepens, our NIM should benefit,” Schierhorn noted.

Provision for Loan Losses

The provision for loan losses increased $2.4 million to $1.8 million for the full-year 2015 compared to a benefit, or negative expense, of $636,000 in 2014. This increase is primarily due to net recoveries on loans in 2014 that led to a negative loan loss provision. Additionally, adversely classified loans increased to 3.2% of portfolio loans as of December 31, 2015, compared to 0.64% at December 31, 2014.

Other Operating Income

In addition to home mortgage lending, Northrim has interests in other businesses that complement its core community banking activities. It provides financial services to businesses and individuals through these interests, including purchased receivables financing, health insurance plans, and wealth management.

Other operating income for the community banking segment decreased 11% to $3.8 million in the fourth quarter of 2015 from $4.3 million in the preceding quarter reflecting no gains from the disposal of loans acquired and marked to fair value in the Alaska Pacific Bancshares, Inc. merger, compared to $683,000 in gains booked in the third quarter of 2015. Other operating income for the community banking segment decreased 16% to $15.0 million in 2015 from $17.9 million in 2014. The decrease in other operating income reflects the $3.0 million one-time fair value adjustment in connection with the fourth quarter 2014 purchase of RML and the $1.1 million gain on the third quarter 2014 sale of a branch location. These decreases were partially offset by increases in electronic banking income, purchased receivable income, rental income, and employee benefit plan income.

Other Operating Expenses

Operating expenses for the community banking segment increased 4% to $13.2 million in the fourth quarter of 2015 compared to $12.6 million in the third quarter of 2015 and increased 11% to $51.2 million in 2015 from $46.2 million in 2014. Approximately half of the increases in both periods resulted from changes in non-operating expense items including acquisition related expenses and the increase in fair value of the earn-out liability associated with the acquisition of RML. These items are detailed in the non-GAAP reconciliation tables included in this release. For the full year 2015 compared to 2014, salaries and other personnel costs and occupancy costs increased $2.0 million, primarily as a result of a full year of costs in 2015 associated with the acquisition of Alaska Pacific Bancshares, Inc. and only three quarters of these costs in 2014.

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
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Home Mortgage Lending Operations

On December 1, 2014, RML became a wholly-owned subsidiary of Northrim Bank. RML's gross revenues and expenses are now reported on a consolidated basis throughout the various sections of Northrim's income statement.

	Three Months Ended
(Dollars in thousands, except per share data)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net interest income	$392	$257	$211	$116	$31
Provision for loan losses	—	—	—	—	—
Other operating income	6,310	8,138	7,859	7,306	2,520
Other operating expense	5,039	5,570	5,736	5,137	1,873
Income before provision for income taxes	1,663	2,825	2,334	2,285	678
Provision for income taxes	688	1,165	964	943	279
Net income attributable to Northrim BanCorp	$975	$1,660	$1,370	$1,342	$399

Average diluted shares	6,971,828	6,952,209	6,941,671	6,930,873	6,943,553
Diluted earnings per share	$0.14	$0.24	$0.20	$0.19	$0.06

Mortgage commitments	$71,280	$74,637	$87,460	$81,214	$39,567
Mortgage loans funded for sale	$159,590	$201,402	$216,450	$176,373	$62,652
Mortgage loan refinances to total fundings	12%	10%	20%	39%	24%

Net realized gains on mortgage loans sold	$5,216	$7,496	$7,532	$6,154	$2,232
Change in fair value of mortgage loan commitments, net	(57)	(5)	(140)	818	12
Total production revenue	5,159	7,491	7,392	6,972	2,244
Mortgage servicing revenue, net	820	308	30	23	(92)
Other mortgage banking revenue	331	339	437	311	368
Total mortgage banking income	$6,310	$8,138	$7,859	$7,306	$2,520

The data included in the table above for the quarter ended December 31, 2014, includes Northrim's 23.5% share in earnings for the first two months of the quarter and includes 100% of the earnings of RML for the one month period ending December 31, 2014. Additionally, loans funded for sale and the percentage of refinances to total funding represents the activity for the one month period from December 1 through December 31, 2014 that occurred in the quarter ended December 31, 2014.

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
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	Year-to-date
(Dollars in thousands, except per share data)	December 31, 2015	December 31, 2014
Net interest income	$976	$31
Provision for loan losses	—	—
Other operating income	29,613	3,280
Other operating expense	21,481	1,873
Income before provision for income taxes	9,108	1,438
Provision for income taxes	3,760	591
Net income attributable to Northrim BanCorp	$5,348	$847

Average diluted shares	6,948.474	6,852.267
Diluted earnings per share	$0.77	$0.12

Mortgage commitments	$71,280	$39,567
Mortgage loans funded for sale	$753,815	$650,687
Mortgage loan refinances to total fundings	20%	13%

Net realized gains on mortgage loans sold	$26,398	$2,233
Change in fair value of mortgage loan commitments, net	615	12
Total production revenue	27,013	2,245
Mortgage servicing revenue, net	1,183	60
Other mortgage banking revenue	1,417	975
Total mortgage banking income	$29,613	$3,280

The data included in the table above for the year ended December 31, 2014, includes Northrim's 23.5% share in earnings of RML for the first eleven months of the year and includes 100% of the earnings of RML for the one month period ending December 31, 2014.

“Demand for new home mortgages in most Alaska communities remains healthy. Mortgages for home purchases were again the majority of mortgage volumes during the fourth quarter, accounting for 88% of the originations,” said Latosha Frye, Chief Financial Officer. "The second and third quarters have historically been the highest quarters for mortgage lending in Alaska, and while the decrease in the fourth quarter of 2015 is a normal seasonal fluctuation, total mortgage production in the fourth quarter exceeded our expectations based on historical trends."

Balance Sheet Review

Northrim’s assets increased 3% to $1.50 billion at December 31, 2015, compared to $1.45 billion a year ago, which mainly reflects continued loan growth during the year. Total assets decreased 3% at the end of the fourth quarter of 2015 compared to the end of the third quarter due to normal seasonal fluctuations.

Cash and interest bearing deposits in other banks decreased at the end of the fourth quarter to $58.7 million from $144.6 million at the end of the third quarter and from $72.1 million from a year ago, primarily as a result of redeployment of these assets into higher yielding investments. Additionally, the decrease in the fourth quarter as compared to the third quarter of 2015 is partially the result of the seasonal factor in the deposit market in Alaska.

Investment securities increased 24% to $293.8 million from $237.0 million the preceding quarter and 2% from $287.3 million a year ago. The investment portfolio generated an average net tax equivalent yield of 1.44% for the fourth quarter of 2015 and the average estimated duration of the investment portfolio was 2 years at December 31, 2015.

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
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Portfolio loans were up 1% compared to the previous quarter end and grew 6% year-over-year to $980.8 million. Average portfolio loans decreased slightly in the fourth quarter and increased 4% year over year. “Construction and land development loans that converted to owner occupied commercial real estate loans contributed the majority of the year-over-year growth in the loan portfolio. Residential housing construction loans remained consistent at approximately 5% of portfolio loans during the past year,” Schierhorn noted.

Northrim’s deposit base continues to be 100% Alaska-based, and is primarily made up of low-cost transaction accounts. Balances in transaction accounts at December 31, 2015, represented 89% of total deposits compared to 88% a year ago. At December 31, 2015, total deposits were $1.24 billion, up 5% from $1.18 billion a year ago and down 2% from the immediate prior quarter. Year-over-year, average non-interest bearing deposits grew 13% and average interest-bearing deposits increased 4% in the fourth quarter of 2015.

Other borrowings decreased to $2.1 million at December 31, 2015 from $12.5 million at September 30, 2015 and from $26.3 million at December 31, 2014. The decrease in other borrowings reflects the use of Northrim’s internal liquidity to fund mortgage loans held for sale instead of short term borrowing facilities from outside providers.

Shareholders’ equity increased 8% to $177.2 million, or $25.77 per share, at December 31, 2015, compared to $164.4 million, or $23.99 per share, a year ago. Tangible book value per share* was $22.31 at December 31, 2015, compared to $20.48 per share a year ago and $22.09 per share at September 30, 2015. Northrim remains well-capitalized with Tier 1 Capital to Risk Adjusted Assets of 13.34% at December 31, 2015.

Asset Quality

At December 31, 2015, nonperforming assets, net of government guarantees decreased to 0.35% of total assets from 0.37% at the end of the preceding quarter, and non-performing loans were stable at 0.22% of portfolio loans from the preceding quarter and down from 0.38% a year ago. There were $1.9 million in restructured loans included in nonaccrual loans at the end of the fourth quarter of 2015, as compared to $2.3 million at December 31, 2014.

Performing restructured loans that were not included in nonaccrual loans at the end of the fourth quarter of 2015 increased to $11.8 million from $3.2 million in the preceding quarter, due to a single lending relationship for a medical business that was restructured in the fourth quarter of 2015. “The maturity of these loans were extended to allow the amortization schedules for the loans to more closely mirror the cash flow of this relatively young business. The borrowers continue to pay as agreed and the business is profitable. These loans had previously been included in adversely classified loans and we accrued reserves for them in prior periods,” Schierhorn noted. Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, term extensions, or payment alterations are categorized as restructured loans. “We present restructured loans that are performing separately from those that are classified as nonaccrual to provide more information on this category of loans and to differentiate between accruing performing and nonperforming restructured loans.”

The allowance for loan losses was 1.85% of portfolio loans at December 31, 2015, compared 1.83% at the end of the third quarter of 2015. Adversely classified loans were 3.2% of portfolio loans at year end compared to 3.4% at the end of the third quarter of 2015. Adversely classified loans are loans that Northrim has classified as substandard, doubtful, and loss, net of government guarantees. Northrim estimates that approximately 5% of portfolio loans as of December 31, 2015, have exposure to the oil and gas industry in Alaska. There have been no downgrades in 2015 related to the recent decrease in oil prices.

Other real estate owned declined to $3.1 million at the end of the fourth quarter of 2015, compared to $4.6 million a year ago and from $3.5 million in the preceding quarter.

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with 14 branches in Anchorage, the Matanuska Valley, Juneau, Fairbanks, Ketchikan, and Sitka serving 90% of Alaska’s population; and an asset based lending division in Washington; and a wholly-owned mortgage brokerage company, Residential Mortgage Holding Company, LLC. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Affiliated companies include Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

www.northrim.com

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
12 of 28

Forward-Looking Statement
This release may contain “forward-looking statements” as that term is defined for purposes of Section 21D of the Securities and Exchange Act. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim and its management are intended to help identify forward-looking statements.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward looking statements are subject to various risks and uncertainties that may cause our actual results may differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include: our ability to maintain strong asset quality and to maintain or expand our market share or net interest margins; our expected cost savings, synergies and other financial benefits from the acquisition of Residential Mortgage Holding Company, LLC might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; and our ability to execute our business plan.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and from time to time are disclosed in our other filings with the SEC.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this release, and Northrim does not undertake any obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

http://labor.alaska.gov/trends/jan16.pdf
http://www.alaskajournal.com/2015-12-22/north-slope-companies-keep-spending#.VqfE4vkrLcc
http://www.adn.com/article/20160105/sp-drops-alaskas-credit-rating-and-warns-further-downgrades

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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Income Statement
(Dollars in thousands, except per share data)	Three Months Ended
(Unaudited)	December 31,	September 30,	Three Month	December 31,	One Year
	2015	2015	% Change	2014	% Change
Interest Income:
Interest and fees on loans	$14,080	$14,484	-3%	$13,625	3%
Interest on portfolio investments	912	857	6%	888	3%
Interest on deposits in banks	71	47	51%	53	34%
Total interest income	15,063	15,388	-2%	14,566	3%
Interest Expense:
Interest expense on deposits	479	490	-2%	433	11%
Interest expense on borrowings	184	216	-15%	209	-12%
Total interest expense	663	706	-6%	642	3%
Net interest income	14,400	14,682	-2%	13,924	3%

Provision for loan losses	376	676	-44%	500	-25%
Net interest income after provision for loan losses	14,024	14,006	0%	13,424	4%

Other Operating Income:
Mortgage banking income	6,310	8,138	-22%	2,234	182%
Employee benefit plan income	939	1,004	-6%	844	11%
Electronic banking income	756	721	5%	662	14%
Purchased receivable income	549	587	-6%	527	4%
Service charges on deposit accounts	486	559	-13%	473	3%
Gain on sale of securities	137	4	NM	—	100%
Gain on purchase of mortgage affiliate	—	—	—%	3,001	-100%
Equity in earnings from RML	—	—	—%	286	-100%
Other income	927	1,394	-34%	1,349	-31%
Total other operating income	10,104	12,407	-19%	9,376	8%

Other Operating Expense:
Salaries and other personnel expense	10,816	11,440	-5%	7,892	37%
Occupancy expense	1,612	1,522	6%	1,330	21%
Change in fair value, RML earn-out liability	1,225	780	57%	—	100%
Marketing expense	904	565	60%	634	43%
Professional and outside services	796	642	24%	490	62%
Equipment expense	438	387	13%	403	9%
Insurance expense	264	406	-35%	243	9%
Intangible asset amortization expense	40	73	-45%	75	-47%
Merger and acquisition expense	—	—	—%	226	-100%
Reserve for (recovery from) purchased receivables	(43)	(23)	87%	257	-117%
OREO (income) expense, net rental income and gains on sale	(138)	152	-191%	(101)	37%
Other operating expense	2,315	2,259	2%	2,222	4%
Total other operating expense	18,229	18,203	0%	13,671	33%

Income before provision for income taxes	5,899	8,210	-28%	9,129	-35%
Provision for income taxes	1,673	2,678	-38%	2,325	-28%
Net income	4,226	5,532	-24%	6,804	-38%
Less: Net income attributable to the noncontrolling interest	120	197	39%	130	-8%
Net income attributable to Northrim BanCorp	$4,106	$5,335	-23%	$6,674	-38%

Basic EPS	$0.60	$0.78	-23%	$0.98	-39%
Diluted EPS	$0.59	$0.77	-23%	$0.97	-39%
Average basic shares	6,872,249	6,856,059	0%	6,845,786	0%
Average diluted shares	6,971,828	6,952,209	0%	6,943,553	0%

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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Income Statement
(Dollars in thousands, except per share data)	Twelve months ended December 31,
(Unaudited)			One Year
	2015	2014	% Change
Interest Income:
Interest and fees on loans	$56,166	$51,015	10%
Interest on portfolio investments	3,461	3,133	10%
Interest on deposits in banks	153	198	-23%
Total interest income	59,780	54,346	10%
Interest Expense:
Interest expense on deposits	1,939	1,419	37%
Interest expense on borrowings	932	634	47%
Total interest expense	2,871	2,053	40%
Net interest income	56,909	52,293	9%

Provision (benefit) for loan losses	1,754	(636)	376%
Net interest income after provision (benefit) for loan losses	55,155	52,929	4%

Other Operating Income:
Mortgage banking income	29,613	2,386	NM
Employee benefit plan income	3,651	3,497	4%
Electronic banking income	2,799	2,356	19%
Purchased receivable income	2,287	2,074	10%
Service charges on deposit accounts	2,103	2,155	-2%
Gain on sale of securities	271	461	-41%
Gain on purchase of mortgage affiliate	—	3,001	-100%
Gain on sale of premises and equipment	—	1,115	-100%
Equity in earnings from RML	—	894	-100%
Other income	3,884	3,210	21%
Total other operating income	44,608	21,149	111%

Other Operating Expense:
Salaries and other personnel expense	43,931	27,758	58%
Occupancy expense	6,332	4,360	45%
Change in fair value, RML earn-out liability	4,094	—	100%
Professional and outside services	2,980	1,437	107%
Marketing expense	2,728	2,059	32%
Equipment expense	1,687	1,465	15%
Insurance expense	1,339	1,031	30%
Intangible asset amortization expense	258	289	-11%
OREO (income) expense, net rental income and gains on sale	190	(416)	146%
Merger and acquisition expense	—	1,962	-100%
Reserve for (recovery from) purchased receivables	(138)	704	-120%
Other operating expense	9,244	7,389	25%
Total other operating expense	72,645	48,038	51%

Income before provision for income taxes	27,118	26,040	4%
Provision for income taxes	8,784	8,173	7%
Net income	18,334	17,867	3%
Less: Net income attributable to the noncontrolling interest	551	459	20%
Net income attributable to Northrim BanCorp	$17,783	$17,408	2%

Basic EPS	$2.59	$2.57	1%
Diluted EPS	$2.56	$2.54	1%
Average basic shares	6,859,209	6,761,328	1%
Average diluted shares	6,948,474	6,852,267	1%

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
15 of 28

Balance Sheet
(Dollars in thousands)
(Unaudited)	December 31,	September 30,	Three Month	December 31,	One Year
	2015	2015	% Change	2014	% Change

Assets:
Cash and due from banks	$30,989	$42,257	-27%	$36,036	-14%
Interest bearing deposits in other banks	27,684	102,309	-73%	36,020	-23%
Portfolio investments	293,832	236,993	24%	287,335	2%

Loans held for sale	50,553	66,597	-24%	43,866	15%

Portfolio loans	980,787	973,680	1%	924,504	6%
Allowance for loan losses	(18,153)	(17,848)	2%	(16,723)	9%
Net portfolio loans	962,634	955,832	1%	907,781	6%
Purchased receivables, net	13,326	13,732	-3%	15,254	-13%
Other real estate owned, net	3,053	3,511	-13%	4,607	-34%
Premises and equipment, net	40,217	39,434	2%	35,643	13%
Goodwill and intangible assets	23,776	23,817	0%	24,035	-1%
Other assets	53,428	54,771	-2%	58,772	-9%
Total assets	$1,499,492	$1,539,253	-3%	$1,449,349	3%

Liabilities:
Demand deposits	$430,191	$485,304	-11%	$403,523	7%
Interest-bearing demand	209,291	179,080	17%	185,114	13%
Savings deposits	227,969	221,205	3%	222,324	3%
Money market deposits	236,675	236,488	0%	226,574	4%
Time deposits	136,666	142,842	-4%	142,212	-4%
Total deposits	1,240,792	1,264,919	-2%	1,179,747	5%
Securities sold under repurchase agreements	31,420	33,413	-6%	19,843	58%
Other borrowings	2,120	12,458	-83%	26,304	-92%
Junior subordinated debentures	18,558	18,558	—%	18,558	—%
Other liabilities	29,388	34,569	-15%	40,456	-27%
Total liabilities	1,322,278	1,363,917	-3%	1,284,908	3%

Shareholders' Equity:
Northrim BanCorp shareholders' equity	177,035	175,189	1%	164,323	8%
Noncontrolling interest	179	147	22%	118	52%
Total shareholders' equity	177,214	175,336	1%	164,441	8%
Total liabilities and shareholders' equity	$1,499,492	$1,539,253	-3%	$1,449,349	3%

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
16 of 28

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Composition of Portfolio Investments
	December 31, 2015		September 30, 2015		December 31, 2014
	Balance	% of total	Balance	% of total	Balance	% of total
U.S. Treasury securities	$35,008	11.9%	$15,166	6.4%	$15,545	5.4%
U.S. Agency securities	202,428	68.9%	167,608	70.6%	210,645	73.3%
U.S. Agency mortgage-backed securities	809	0.3%	874	0.4%	1,029	0.4%
Corporate bonds	42,542	14.5%	39,535	16.7%	42,387	14.7%
Alaska municipality, utility, or state bonds	10,631	3.6%	11,390	4.8%	13,442	4.7%
Other municipality, utility, or state bonds	598	0.2%	603	0.3%	883	0.3%
FHLB Stock	1,816	0.6%	1,816	0.8%	3,404	1.2%
Total portfolio investments	$293,832		$236,992		$287,335

Composition of Portfolio Loans
	December 31, 2015		September 30, 2015		June 30, 2015		March 31, 2015		December 31, 2014
	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Commercial loans	$329,534	33%	$325,092	33%	$334,181	34%	$324,433	34%	$306,543	33%
CRE owner occupied loans	166,792	17%	112,527	12%	111,245	11%	109,967	11%	109,472	12%
CRE nonowner occupied loans	314,069	32%	327,556	33%	334,124	35%	335,732	35%	323,510	34%
Construction loans	119,419	12%	155,920	16%	139,916	14%	133,654	14%	126,037	14%
Consumer loans	55,585	6%	56,933	6%	59,842	6%	61,240	6%	63,493	7%
Subtotal	985,399		978,028		979,308		965,026		929,055
Unearned loan fees, net	(4,612)		(4,348)		(4,459)		(4,462)		(4,551)
Total portfolio loans	$980,787		$973,680		$974,849		$960,564		$924,504

Composition of Deposits
	December 31, 2015		September 30, 2015		June 30, 2015		March 31, 2015		December 31, 2014
	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Demand deposits	$430,191	35%	$485,304	39%	$455,358	37%	$410,464	35%	$403,523	34%
Interest-bearing demand	209,291	17%	179,080	14%	173,952	14%	179,124	15%	185,114	16%
Savings deposits	227,969	18%	221,205	17%	227,530	18%	226,828	19%	222,324	19%
Money market deposits	236,675	19%	236,488	19%	232,877	19%	227,345	19%	226,574	19%
Time deposits	136,666	11%	142,842	11%	149,000	12%	147,252	12%	142,212	12%
Total deposits	$1,240,792		$1,264,919		$1,238,717		$1,191,013		$1,179,747

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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Additional Financial Information
(Dollars in thousands)
(Unaudited)

Asset Quality
	December 31,	September 30,	December 31,
	2015	2015	2014
Nonaccrual loans	$3,686	$3,735	$4,674
Loans 90 days past due	—	—	—
Total nonperforming loans	3,686	3,735	4,674
Nonperforming loans guaranteed by government[1]	(1,561)	(1,596)	(1,178)
Net nonperforming loans	2,125	2,139	3,496
Other real estate owned	3,053	3,511	4,607
Repossessed assets	—	—	19
Other real estate owned guaranteed by government[1]	—	—	(891)
Net nonperforming assets	$5,178	$5,650	$7,231
Performing restructured loans	$11,804	$3,203	$5,353
Nonperforming loans / portfolio loans, net of government guarantees	0.22%	0.22%	0.38%
Nonperforming assets / total assets, net of government guarantees	0.35%	0.37%	0.50%
Loans measured for impairment	$34,640	$34,986	$11,297
Allowance for loan losses / portfolio loans	1.85%	1.83%	1.81%
Allowance for loan losses / nonperforming loans, net of government guarantees	854%	834%	478%
Gross loan charge-offs for the quarter	$238	$400	$179
Gross loan recoveries for the quarter	($166)	($153)	($159)
Net loan charge-offs for the quarter	$72	$247	$20
Net loan charge-offs (recoveries) year-to-date	$324	$253	($1,076)
Net loan charge-offs (recoveries) for the quarter / average loans, for the quarter	0.01%	0.03%	—%
Net loan charge-offs (recoveries) year-to-date / average loans,
year-to-date annualized	0.03%	0.03%	(0.12)%

1Represents the portion of nonperforming assets that are guaranteed by governmental agencies including the Small Business Administration, the United States Department of Agriculture, the Bureau of Indian Affairs, and the Alaska Industrial Development and Export Authority.

Nonperforming Assets Rollforward
	Balance at	Additions	Payments	Writedowns/Charge-offs	Transfers to	Sales	Balance at
	September 30, 2015	this quarter	this quarter	this quarter	OREO	this quarter	December 31, 2015
Commercial loans	$3,041	$270	($120)	($54)	($125)	$—	$3,012
Commercial real estate	303	107	(13)	—	—	—	397
Consumer loans	391	15	(46)	(83)	—	—	277
Non-performing loans guaranteed by government	(1,596)	—	35	—	—	—	(1,561)
Total non-performing loans	2,139	392	(144)	(137)	(125)	—	2,125
Other real estate owned	3,511	125	—	—	—	(583)	3,053
Total non-performing assets, net of government guarantees	$5,650	$517	($144)	($137)	($125)	($583)	$5,178

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
18 of 28

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Average Balances, Yields, and Rates
	Three Months Ended
	December 31, 2015		September 30, 2015		December 31, 2014
		Average		Average		Average
	Average	Tax Equivalent	Average	Tax Equivalent	Average	Tax Equivalent
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest bearing deposits in other banks	$101,167	0.27%	$74,895	0.25%	$77,820	0.27%
Portfolio investments	276,084	1.44%	233,255	1.58%	263,223	1.48%
Loans held for sale	54,396	4.08%	56,379	3.90%	18,606	3.98%
Portfolio loans	979,789	5.52%	982,301	5.67%	938,229	5.71%
Total interest-earning assets	1,411,436	4.29%	1,346,830	4.58%	1,297,878	4.50%
Nonearning assets	143,789		145,747		142,155
Total assets	$1,555,225		$1,492,577		$1,440,033

Liabilities and Shareholders' Equity
Interest-bearing deposits	$811,455	0.23%	$783,721	0.25%	$778,121	0.22%
Borrowings	58,687	1.22%	57,916	1.45%	49,512	1.65%
Total interest-bearing liabilities	870,142	0.30%	841,637	0.33%	827,633	0.31%

Noninterest-bearing demand deposits	479,678		446,522		422,941
Other liabilities	31,608		33,321		28,038
Shareholders' equity	173,797		171,097		161,421
Total liabilities and shareholders' equity	$1,555,225		$1,492,577		$1,440,033
Net spread		3.99%		4.25%		4.19%
Net tax equivalent margin*		4.10%		4.38%		4.31%
Average portfolio loans to average
interest-earning assets	69.42%		72.93%		72.29%
Average portfolio loans to average total deposits	75.89%		79.85%		78.12%
Average non-interest deposits to average
total deposits	37.15%		36.30%		35.21%
Average interest-earning assets to average
interest-bearing liabilities	162.21%		160.03%		156.82%

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
19 of 28

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Average Balances, Yields, and Rates
	Year-to-date
	December 31, 2015		December 31, 2014
		Average		Average
	Average	Tax Equivalent	Average	Tax Equivalent
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest bearing deposits in other banks	$57,753	0.26%	$64,394	0.31%
Portfolio investments	252,354	1.50%	243,634	1.29%
Loans held for sale	55,243	3.79%	11,232	4.00%
Portfolio loans	968,752	5.62%	893,031	5.69%
Total interest-earning assets	1,334,102	4.53%	1,212,291	4.53%
Nonearning assets	146,811		123,638
Total assets	$1,480,913		$1,335,929

Liabilities and Shareholders' Equity
Interest-bearing deposits	$788,916	0.25%	$727,078	0.20%
Borrowings	57,557	1.58%	44,164	1.44%
Total interest-bearing liabilities	846,473	0.34%	771,242	0.27%

Noninterest-bearing demand deposits	430,529		384,516
Other liabilities	34,109		24,580
Shareholders' equity	169,802		155,591
Total liabilities and shareholders' equity	$1,480,913		$1,335,929
Net spread		4.19%		4.26%
Net tax equivalent margin*		4.32%		4.36%
Average portfolio loans to average interest-earning assets	72.61%		73.66%
Average portfolio loans to average total deposits	75.86%		77.27%
Average non-interest deposits to average total deposits	33.71%		33.27%
Average interest-earning assets to average interest-bearing liabilities	157.61%		157.19%

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
20 of 28

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Capital Data (At quarter end)
	December 31, 2015	September 30, 2015	December 31, 2014
Book value per share	$25.77	$25.56	$23.99
Tangible book value per share*	$22.31	$22.09	$20.48
Tangible Common Equity/Tangible Assets*	10.40%	10.00%	9.85%
Tier 1 Capital / Risk Adjusted Assets	13.34%	13.00%	13.06%
Total Capital / Risk Adjusted Assets	14.60%	14.25%	14.31%
Tier 1 Capital / Average Assets	10.03%	10.21%	11.21%
Shares outstanding	6,877,140	6,859,351	6,854,189
Unrealized gain on AFS securities, net of income taxes	($395)	$784	$247

Profitability Ratios
	December 31, 2015	September 30, 2015	December 31, 2014
For the quarter:
Net tax equivalent margin*	4.10%	4.38%	4.31%
Efficiency ratio*	74.23%	66.93%	58.35%
Return on average assets	1.05%	1.42%	1.84%
Return on average equity	9.37%	12.37%	16.40%

Year-to-date:	December 31, 2015	December 31, 2014
Net tax equivalent margin*	4.32%	4.36%
Efficiency ratio*	71.31%	65.02%
Return on average assets	1.20%	1.30%
Return on average equity	10.47%	11.19%

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
21 of 28

*Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Operating net income

Operating net income is a non-GAAP measure and represents net income attributable to the Company which excludes gains and losses on the sale of securities and fixed assets, gain on the purchase of RML, gain on the sale of other real estate owned, gain on loans acquired, changes in the fair value of the earn-out liability related to the purchase of RML, and merger and acquisition expenses, net of tax. The most comparable GAAP measure is net income attributable to Northrim. The following table provides a reconciliation of operating net income to net income attributable to Northrim for both Northrim as a whole and for the community banking segment:

Northrim BanCorp, Inc.	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net income attributable to Northrim BanCorp	$4,106	$5,335	$4,781	$3,561	$6,674
Gain on sale of securities	(137)	(4)	(16)	(114)	—
Gain on purchase of RML	—	—	—	—	(3,001)
Gain on sale of other real estate owned	(179)	—	(135)	—	(173)
Gain on loans acquired	(2)	(683)	(179)	(48)	(691)
Change in fair value, RML earn-out liability	1,225	780	587	1,502	—
Merger and acquisition expense	—	—	—	—	226
Total adjustment to net income	907	93	257	1,340	(3,639)
Provision for income taxes	373	38	106	551	(262)
Operating net income	$4,640	$5,390	$4,932	$4,350	$3,297

Northrim BanCorp, Inc.	Year-to-date
	December 31, 2015	December 31, 2014
Net income attributable to Northrim BanCorp	$17,783	$17,408
Gain on sale of securities	(271)	(461)
Gain on sale of fixed assets	—	(1,115)
Gain on purchase of RML	—	(3,001)
Gain on sale of other real estate owned	(314)	(643)
Gain on loans acquired	(913)	(695)
Change in fair value, RML earn-out liability	4,094	—
Merger and acquisition expense	—	1,962
Total adjustment to net income	2,596	(3,953)
Provision for income taxes	1,067	(391)
Operating net income	$19,312	$13,846

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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(Dollars in thousands, except per share data)
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Community Banking Segment	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net income attributable to Northrim BanCorp	$3,131	$3,675	$3,411	$2,219	$6,275
Gain on sale of securities	(137)	(4)	(16)	(114)	—
Gain on purchase of RML	—	—	—	—	(3,001)
Gain on sale of other real estate owned	(179)	—	(135)	—	(173)
Gain on loans acquired	(2)	(683)	(179)	(48)	(691)
Change in fair value, RML earn-out liability	1,225	780	587	1,502	—
Merger and acquisition expense	—	—	—	—	226
Total adjustment to net income	907	93	257	1,340	(3,639)
Provision for income taxes	373	38	106	551	(262)
Operating net income	$3,665	$3,730	$3,562	$3,008	$2,898

Community Banking Segment	Year-to-date
	December 31, 2015	December 31, 2014
Net income attributable to Northrim BanCorp	$12,435	$16,561
Gain on sale of securities	(271)	(461)
Gain on sale of fixed assets	—	(1,115)
Gain on purchase of RML	—	(3,001)
Gain on sale of other real estate owned	(314)	(643)
Gain on loans acquired	(913)	(695)
Change in fair value, RML earn-out liability	4,094	—
Merger and acquisition expense	—	1,962
Total adjustment to net income	2,596	(3,953)
Provision for income taxes	1,067	(391)
Operating net income	$13,964	$12,999

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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(Dollars in thousands, except per share data)
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Operating diluted earnings per share

Operating diluted earnings per share is a non-GAAP ratio that represents operating net income divided by average diluted shares. The most comparable GAAP measure is diluted earnings per share. The following table provides a reconciliation of operating diluted earnings per share with diluted earnings per share:

Northrim BanCorp, Inc.	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net income	$4,106	$5,335	$4,781	$3,561	$6,674
Divided by weighted-average diluted shares outstanding	6,971,828	6,952,209	6,941,671	6,930,873	6,943,553
Diluted earnings per share	$0.59	$0.77	$0.69	$0.52	$0.97

Northrim BanCorp, Inc.	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Operating net income	$4,640	$5,390	$4,932	$4,350	$3,297
Divided by weighted-average diluted shares outstanding	6,971,828	6,952,209	6,941,671	6,930,873	6,943,553
Operating diluted earnings per share	$0.67	$0.78	$0.71	$0.63	$0.47

Northrim BanCorp, Inc.	Year-to-date
	December 31, 2015	December 31, 2014
Net income	$17,783	$17,408
Divided by weighted-average diluted shares outstanding	6,948,474	6,852,267
Diluted earnings per share	$2.56	$2.54

Northrim BanCorp, Inc.	Year-to-date
	December 31, 2015	December 31, 2014
Operating net income	$19,312	$13,846
Divided by weighted-average diluted shares outstanding	6,948,474	6,852,267
Operating diluted earnings per share	$2.78	$2.02

Community Banking Segment	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net income	$3,131	$3,675	$3,411	$2,219	$6,275
Divided by weighted-average diluted shares outstanding	6,971,828	6,952,209	6,941,671	6,930,873	6,943,553
Diluted earnings per share	$0.45	$0.53	$0.49	$0.32	$0.90

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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(Dollars in thousands, except per share data)
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Community Banking Segment	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Operating net income	$3,665	$3,730	$3,562	$3,008	$2,898
Divided by weighted-average diluted shares outstanding	6,971,828	6,952,209	6,941,671	6,930,873	6,943,553
Operating diluted earnings per share	$0.53	$0.54	$0.51	$0.43	$0.42

Community Banking Segment	Year-to-date
	December 31, 2015	December 31, 2014
Net income	$12,435	$16,561
Divided by weighted-average diluted shares outstanding	6,948,474	6,852,267
Diluted earnings per share	$1.79	$2.42

Community Banking Segment	Year-to-date
	December 31, 2015	December 31, 2014
Operating net income	$13,964	$12,999
Divided by weighted-average diluted shares outstanding	6,948,474	6,852,267
Operating diluted earnings per share	$2.01	$1.90

Efficiency Ratio

The efficiency ratio is a non-GAAP ratio that is calculated by dividing other operating expense, exclusive of intangible asset amortization, by the sum of net interest income and other operating income. The following tables set forth the calculation of the efficiency ratio:

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Other operating expense	$18,229	$18,203	$17,753	$18,461	$13,671
Less: intangible asset amortization	40	73	72	73	75
	$18,189	$18,130	$17,681	$18,388	$13,596
Net interest income	$14,400	$14,682	$14,195	$13,632	$13,924
Plus: other operating income	10,104	12,407	11,563	10,535	9,375
	$24,504	$27,089	$25,758	$24,167	$23,299
Efficiency ratio	74.23%	66.93%	68.64%	76.09%	58.35%

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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(Dollars in thousands, except per share data)
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	Year-to-date
	December 31, 2015	December 31, 2014
Other operating expense	$72,645	$48,038
Less: intangible asset amortization	258	289
	$72,387	$47,749
Net interest income	$56,909	$52,293
Plus: other operating income	44,608	21,149
	$101,517	$73,442
Efficiency ratio	71.31%	65.02%

Operating Efficiency Ratio

The operating efficiency ratio is a non-GAAP ratio that is calculated by dividing operating other operating expense (which exclude certain non-operating expense items), exclusive of intangible asset amortization, by the sum of net interest income and operating other operating income (which exclude certain non-operating income items). The following tables set forth the calculation of the operating efficiency ratio:

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Other operating expense	$18,229	$18,203	$17,753	$18,461	$13,671
Less: change in FV, RML earn-out liability	1,225	780	587	1,502	—
Less: gain on sale of other real estate owned	(179)	—	(135)	—	(173)
Less: merger and acquisition expense	—	—	—	—	226
Operating other operating expense	$17,183	$17,423	$17,301	$16,959	$13,618
Less: intangible asset amortization	40	73	72	73	75
	$17,143	$17,350	$17,229	$16,886	$13,543
Other operating income	$10,104	$12,407	$11,563	$10,535	$9,376
Less: gain on sale of securities	137	4	16	114	—
Less: gain on purchase of mortgage affiliate	—	—	—	—	3,001
Less: gain on loans acquired	2	683	179	48	691
Operating other operating income	$9,965	$11,720	$11,368	$10,373	$5,684
Plus: net interest income	14,400	14,682	14,195	13,632	13,924
	$24,365	$26,402	$25,563	$24,005	$19,608
Operating efficiency ratio	70.36%	65.71%	67.40%	70.34%	69.07%

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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(Dollars in thousands, except per share data)
(Unaudited)

	Year-to-date
	December 31, 2015	December 31, 2014
Other operating expense	$72,645	$48,038
Less: change in FV, RML earn-out liability	4,094	—
Less: gain on sale of other real estate owned	(314)	(643)
Less: merger and acquisition expense	—	1,962
Operating other operating expense	$68,865	$46,719
Less: intangible asset amortization	258	289
	$68,607	$46,430
Other operating income	$44,608	$21,149
Less: gain on sale of securities	271	461
Less: gain on purchase of mortgage affiliate	—	3,001
Less: gain on sale of fixed assets	—	1,115
Less: gain on loans acquired	913	695
Operating other operating income	$43,424	$15,877
Plus: net interest income	56,909	52,293
	$100,333	$68,170
Operating efficiency ratio	68.38%	68.11%

Tax-equivalent Net Interest Margin

Tax-equivalent net interest margin is a non-GAAP performance measurement in which interest income on non-taxable investments and loans is presented on a tax-equivalent basis using a combined federal and state statutory rate of 41.11% in both 2015 and 2014. The most comparable GAAP measure is net interest margin and the following table sets forth the reconciliation of tax-equivalent net interest margin to net interest margin.

	Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net interest income	$14,400	$14,682	$14,195	$13,632	$13,924
Divided by average interest-bearing assets	1,411,436	1,346,830	1,301,740	1,274,758	1,297,877
Net interest margin[2]	4.05%	4.32%	4.37%	4.34%	4.26%

Net interest income	$14,400	$14,682	$14,195	$13,632	$13,924
Plus: reduction in tax expense related to
tax-exempt interest income	186	185	199	152	165
	$14,586	$14,867	$14,394	$13,784	$14,089
Divided by average interest-bearing assets	1,411,436	1,346,830	1,301,740	1,274,758	1,297,877
Tax-equivalent net interest margin[2]	4.10%	4.38%	4.44%	4.39%	4.31%

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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(Dollars in thousands, except per share data)
(Unaudited)

	Year-to-date
	December 31, 2015	December 31, 2014
Net interest income	$56,909	$52,293
Divided by average interest-bearing assets	1,334,102	1,212,291
Net interest margin[2]	4.27%	4.31%

Net interest income	$56,909	$52,293
Plus: reduction in tax expense related to
tax-exempt interest income	722	583
	$57,631	$52,876
Divided by average interest-bearing assets	1,334,102	1,212,291
Tax-equivalent net interest margin[2]	4.32%	4.36%

2Calculated using actual days in the quarter divided by 365.

Tangible Book Value

Tangible book value is a non-GAAP measure defined as shareholders' equity, less intangible assets, divided by shares outstanding. The following table sets forth the reconciliation of tangible book value per share and book value per share.

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Total shareholder's equity	$177,214	$175,336	$171,082	$167,384	$164,441
Less: goodwill and intangible assets	N/A	N/A	N/A	N/A	N/A
	$177,214	$175,336	$171,082	$167,384	$164,441
Divided by shares outstanding	6,877	6,859	6,854	6,854	6,854
Book value per share	$25.77	$25.56	$24.96	$24.42	$23.99

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Total shareholder's equity	$177,214	$175,336	$171,082	$167,384	$164,441
Less: goodwill and intangible assets	23,776	23,817	23,889	23,962	24,035
	$153,438	$151,519	$147,193	$143,422	$140,406
Divided by shares outstanding	6,877	6,859	6,854	6,854	6,854
Tangible book value per share	$22.31	$22.09	$21.47	$20.92	$20.48

Northrim BanCorp Reports 4Q15 Earnings of $4.1 Million, or $0.59 Per Diluted Share
January 29, 2016
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(Dollars in thousands, except per share data)
(Unaudited)

Tangible Common Equity to Tangible Assets

Tangible common equity to tangible assets is a non-GAAP ratio that represents total equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. This ratio has received more attention over the past several years from stock analysts and regulators. The most comparable GAAP measure of shareholders' equity to total assets is calculated by dividing total shareholders' equity by total assets.

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Total shareholder's equity	$177,214	$175,336	$171,082	$167,384	$164,441
Total assets	1,499,492	1,539,253	1,500,331	1,447,984	1,449,349
Total shareholder's equity to total assets	11.82%	11.39%	11.40%	11.56%	11.35%

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Total shareholders' equity	$177,214	$175,336	$171,082	$167,384	$164,441
Less: goodwill and other intangible assets, net	23,776	23,817	23,889	23,962	24,035
Tangible common shareholders' equity	$153,438	$151,519	$147,193	$143,422	$140,406

Total assets	$1,499,492	$1,539,253	$1,500,331	$1,447,984	$1,449,349
Less: goodwill and other intangible assets, net	23,776	23,817	23,889	23,692	24,035
Tangible assets	$1,475,716	$1,515,436	$1,476,442	$1,424,292	$1,425,314
Tangible common equity ratio	10.40%	10.00%	9.97%	10.07%	9.85%

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Note Transmitted on GlobeNewswire on January 29, 2016, at 04:20 pm Alaska Standard Time.